Register of Actions

Case No. A-20-825359-B

Custodian Ventures, LLC, Plaintiff(s) vs. ESP Resources, Inc., Defendant(s)

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Case Type:	**NRS Chapters 78-89**
Date Filed:	**11/24/2020**
Location:	**Department 13**
Cross-Reference Case Number:	**A825359**

Party Information

		Lead Attorneys
Defendant	**ESP Resources, Inc.**	
Plaintiff	**Custodian Ventures, LLC**	**Peter L. Chasey** *Retained* 7022330393(W)

Events & Orders of the Court

01/07/2021 **Motion** (9:00 AM) (Judicial Officer Denton, Mark R.)
Motion for Appointment of Custodian

Minutes

01/07/2021 9:00 AM

- Mr. Chasey present via BlueJeans. Court noted the Petition is unopposed and everything appears to be in order. COURT ORDERED, Motion for Appointment of Custodian GRANTED; reports every 6 months. Mr. Chasey to submit the order.

Parties Present
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